Exhibit 99

BANK 34

500 E. 10th STREET

ALAMOGORDO, NM 88310

Contact: Jan Thiry
EVP/Chief Financial Officer
623.463.1440
j.thiry@bank34.com

FOR IMMEDIATE RELEASE – September 22, 2016

ALAMOGORDO FINANCIAL CORP. ANNOUNCES RESULTS OF

SPECIAL MEETINGS OF STOCKHOLDERS AND MEMBERS

AND PRELIMINARY OFFERING RESULTS

Alamogordo, NM – September 22, 2016 – Alamogordo Financial Corp. (the “Company”) (OTCPK: ALMG), the holding company for Bank 34, announced today that, at separate meetings held on September 21, 2016, both the stockholders of the Company and the members of AF Mutual Holding Company (depositors and certain borrowers of Bank 34), approved the Plan of Conversion and Reorganization pursuant to which AF Mutual Holding Company will convert from the mutual holding company to the stock holding company form of organization.

The Company also anticipates that the offering of Bancorp 34, Inc. being conducted in connection with the conversion will be completed at the adjusted maximum of the offering range (1,879,484 shares of common stock at $10.00 per share). The offering was oversubscribed between orders of eligible depositors as of December 31, 2014 and the employee stock ownership plan.

The closing of the offering and conversion remains subject to customary regulatory approvals and the satisfaction of customary closing conditions. Subject to receipt of those approvals and satisfaction of those conditions, the Company anticipates closing the transaction in late September. Final results of the offering and the anticipated closing date will be announced following receipt of all regulatory approvals to complete the transaction.

The shares of the Company’s common stock will continue to trade on the OTC Pink Marketplace under the trading symbol “ALMG” through the closing date of the conversion. Following closing, it is anticipated that the shares of Bancorp 34, Inc. common stock will trade on the Nasdaq Capital Market under the symbol “BCTF.”

If you have any questions regarding the offering or the conversion, please call the Stock Information Center at 1-(877) 643-8198. The Stock Information Center is open from 9:00 a.m. to 3:00 p.m., New Mexico Time, Monday through Friday.

Forward-Looking Statements

This press release contains certain forward-looking statements about the conversion and reorganization. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include: delays in consummation of the transactions contemplated by the Plan of Conversion and Reorganization; risks related to the real estate and economic environment, particularly in the market areas in which the Company operates; fiscal and monetary policies of the U.S. Government; changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements; changes in prevailing interest rates; credit risk management; asset-liability management; and other risks described in the Company’s and Bancorp 34, Inc.’s filings with the Securities and Exchange Commission.

The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions that may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.